UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California		94128-8999
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 19, 2011, Visa Inc. (the “Company”) issued a press release announcing that its board of directors had declared a 47% increase in the quarterly dividend aggregate amount on its class A common stock (determined in the case of class B and class C common stock on an as-converted basis) from $0.15 per share to $0.22 per share, payable on December 6, 2011, to all holders of record of the Company’s class A, class B and class C common stock as of November 18, 2011. The quarterly dividend increase raises the annual dividend rate from $0.60 per share to $0.88 per share.

In addition, the Company announced that its 2012 Annual Meeting of Stockholders will be held on January 31, 2012 (the “Annual Meeting”). The Company’s class A common stockholders at the close of business on December 5, 2011, the record date, will be entitled to vote at the Annual Meeting.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Visa Inc., dated October 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: October 19, 2011	By:	/s/ Byron H. Pollitt
Byron H. Pollitt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Visa Inc., dated October 19, 2011